UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  September 16, 2011

China Bilingual Technology & Education Group Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-162102	68-0678185
State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 2 Longbao Street Xiaodian Zone, Taiyuan City Shanxi Province, People’s Republic of China	030031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-351-7963988

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2011, the consulting agreement entered by and between China Bilingual Technology & Education Group Inc. (the “Company”) and Michael Toups to retain Mr. Toups as Chief Financial Officer expired. On September 16, 2011, the Company entered into a similar consulting agreement (the “Consulting Agreement”) with Michael Toups, pursuant to which Mr. Toups agreed to continuously serve as Chief Financial Officer of the Company for a term of six months. Mr. Toups’ continuous service as Chief Financial Officer was ratified by the Company’s board of directors on October 26, 2011.  Pursuant to the Consulting Agreement, Mr. Toups is entitled to receive $6,000 per month in consideration for his services as Chief Financial Officer of the Company. In addition, Mr. Toups is entitled to receive a stock award of $36,000 in shares of the Company’s common stock, which vest on a quarterly basis. Mr. Toups is also entitled to reimbursement for all reasonable travel and other business expenses incurred by him.

The foregoing description of the Agreement is only a summary and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Item 9.01.  Financial Statements and Exhibits.

 (d)           Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement between China Bilingual Technology & Education Group Inc. and Michael Toups, dated September 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA BILINGUAL TECHNOLOGY & EDUCATION GROUP INC.

Date: October 27, 2011	By:	/s/ Michael Toups
Name: Michael Toups
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Consulting Agreement between China Bilingual Technology & Education Group Inc. and Michael Toups, dated September 16, 2011.

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